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                                                                    EXHIBIT 21.1

                  OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                  EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT

        NAME OF INCORPORATION          STATE OR OTHER          DATE OF
           OR ORGANIZATION              JURISDICTION   INCORPORATION/FORMATION
-------------------------------------  --------------  -----------------------
Macro International Inc.               Delaware        March 17, 1972

Social & Health Services, Ltd.         Maryland        June 17, 1991

European Information Centre Limited    United Kingdom  December 20, 1991

ORC Holdings, Ltd.                     United Kingdom  July 17, 1996

ORC Korea, Ltd.                        Korea           November 30, 1996

ORC International Holdings, Inc.       Cayman Islands  March 18, 1997

ORC TeleService Corp.                  Delaware        March 26, 1997

Opinion Research Corporation, S.A. de
  C.V. Mexico, D.F. July 10, 1997

ORC ProTel, LLC                        Delaware        June 15, 2004


O.R.C. International Ltd.              United Kingdom  December 15, 1997


Rating Research LLC*                   Delaware        January 8, 2001

ORC Telecommunications Ltd.            Maryland        October 3, 2002

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*  50% of the voting shares are controlled by the Registrant